Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Calumet, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock (1)	457(a)	24,103,521 (2)	$10.72 (3)	$258,389,745.12 (3)	0.00014760	$38,138.33
	Equity	Warrants to Purchase Common Stock	Other (4)	2,000,000 (5)	N/A	N/A	N/A	N/A
	Equity	Common Stock Underlying Warrants (1)	457(a)	2,000,000 (6)	$10.72 (3)	$21,440,000.00 (3)	0.00014760	$3,164.54

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$279,829,745.12		$41,302.87

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$41,302.87

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, par value $0.01 per share (“Common Stock”), being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.

(2)	Represents shares of Common Stock hereby registered for resale by the selling securityholders.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the
Securities
Act based on the average high and low sale price for the shares of Common Stock on August 5, 2024, as reported on the Nasdaq Global Select Market.

(4)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(5)	Represents warrants to purchase shares of Common Stock with a per share exercise price of $20.00 ( subject to adjustment) (the “Warrants”) hereby registered for resale by the selling securityholders.
(6)	Represents shares of Common Stock, issuable upon exercise of the Warrants.